UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

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Item 1.01  Entry into Material Definitive Agreement

On March 13, 2006, Greens Worldwide Incorporated (“GRWW”) entered into an Agreement for the Exchange of Common Stock (“Agreement”) with New England Pro Golf, Inc., d/b/a Cleveland Golf Tour (“CGT”), a company engaged in the management and production of golf events in the Northeast area of the United States.  Under the terms of the agreement, GRWW will purchase 100% of the common stock of CGT for restricted common stock of GRWW be issued to the shareholders of CGT valued at $1,450,000 with $250,000 stock value held by the Transfer Agent until CGT completes an audit.  The Closing Date is set for March 24, 2006, as follows and shown in Exhibit 10.1, Agreement for the Exchange of Common Stock.

Shareholders of CGT shall also receive, at closing, warrants to purchase up to one million shares of GRWW common stock at various exercise prices ranging from one ($1) dollar to four ($4) dollars per share with expiration dates and specific prices being as indicated in the above-referenced Agreement in the third paragraph to Section 1 entitled “Terms”

The foregoing highlights and summarizes certain pertinent terms and conditions contained in the above-referenced Agreement filed as an exhibit hereto which reference is made for the complete terms and conditions of such Agreement.

EXHIBITS

Exhibit Number	Description
10.1	Agreement for the Exchange of Common Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2006

Greens Worldwide Incorporated

/s/

R. Thomas Kidd

By: ______________________________________

R. Thomas Kidd, President & CEO

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